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                                    Exhibit 4.2



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                                      (DRAFT)

            DEAN WITTER SELECT MUNICIPAL TRUST
            INSURED CALIFORNIA INTERMEDIATE TERM PORTFOLIO SERIES 13 REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement dated            , 19   among
DEAN WITTER REYNOLDS INC., as Depositor, United States Trust Company of New York, as Trustee, and Kenny S&P Evaluation Services, as
Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Dean Witter Select Municipal Trust, Trust Indenture and Agreement (the "Basic
Agreement") dated October 18, 1993. Such provisions as are incorporated by reference constitute a single instrument (the
"Indenture").

                                  WITNESSETH THAT:


            In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:


                                         I.

                       STANDARD TERMS AND CONDITIONS OF TRUST


            Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

            (a) Reference to Standard & Poor's Corporation in their capacity as Evaluator is replaced by Kenny S&P Evaluation Services throughout the Basic Agreement.





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            (b) The first sentence of Section 3.05 Distribution is
deleted in its entirety, and the third sentence thereof is amended to read:

            Such distribution from the Trustee to the Depositor is hereinafter referred to as the "Depositor's Special Distribution."


                                        II.

                       SPECIAL TERMS AND CONDITIONS OF TRUST


            The following special terms and conditions are hereby agreed to:

            A.    The Trust is denominated Dean Witter Select Municipal
Trust,                     .

            B. The interest-bearing obligations listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

            C.    The term, "Depositor" shall mean Dean Witter Reynolds
Inc.

            D.    The aggregate number of Units referred to in Sections
2.03 and 9.01 of the Basic Agreement is  ,000.

            E. A Unit is hereby declared initially equal to 1/00,000th.

            F.    The term "First Settlement Date" shall mean           ,
19  .

            G.    The term "First Distribution Date" shall mean
       15, 1994.

            H.    The term "Record Date" shall mean the first day of each
month commencing          1, 1994.

            I.    The term "Distribution Date" shall mean the fifteenth
day of each month following a Record Date commencing        15, 1994.

            J.    The term "Termination Date" shall mean             ,
    .



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            K.    The first distribution to Unit Holders will be a
        distribution in the amount of $     .

            L.    The first monthly distribution will be a full
distribution in the amount of $     .

            M. For purposes of this Series -- Dean Witter Select Municipal Trust, Insured California Intermediate Term Portfolio
Series 13 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

            N.    The Depositor's Annual Portfolio Supervision Fee shall
be a maximum of $      per $1,000 face amount of underlying Bonds.

            O.    The Evaluator's Fee shall be $     per evaluation for
each issue of underlying Bonds.

            P.    The Trustee's Annual Fee as defined in Section 6.04 of
the Indenture shall be $    per $1,000 face amount of underlying
Bonds.

                 (Signatures and acknowledgments on separate pages)